Exhibit 99.1
Lime Energy Co. Reports Results for
Three-Month and Nine-Month Periods Ended September 30, 2008
Company Announces Record Revenues and Increases Guidance for 2008
ELK GROVE VILLAGE, IL, November 14, 2008 / PR Newswire/—Lime Energy Co. (Nasdaq: LIME), a leading provider of energy efficiency solutions, today announced its results for the three-month and nine-month periods ended September 30, 2008.
“The third quarter marked the metamorphosis of Lime Energy into a diversified, national energy efficiency service provider and trusted advisor to leading Fortune 500 companies, property owners and management companies, and utilities, as well as state, federal and local government entities through our energy service company (ESCO) partners,” stated David Asplund, CEO of Lime Energy. “These results begin to show the benefits of the investments we have made since creating Lime Energy just two years ago. Over this short time period, we have grown into a firm with over 300 employees across 14 offices around the country providing a broad array of fundamental, proven, energy efficiency services which include energy engineering and consulting, energy efficient lighting upgrades, mechanical and electrical conservation services, water conservation services and renewable project development. We believe these diversified offerings uniquely position our company to capitalize on the need for our customers to reduce their energy-related expenditures while also reducing the impact of their energy use on the environment.”
Results for the three-month period ended September 30, 2008:
•	Revenue for the third quarter of 2008 increased $12,870,989, or $236%, to $18,332,079 from $5,461,090 for the third quarter of 2007 on higher sales from our Energy Efficiency Services business.

•	Gross profit for the third quarter of 2008 increased $3,093,996, or 216%, to $4,528,431 as compared to $1,434,435 for the third quarter of 2007.

•	Selling, general and administrative expenses as a percentage of revenue declined from 54.3% during the third quarter of 2007 to 32.7% during the third quarter of 2008.

•	Adjusted EBITDA* loss declined 45% to $418,313 for the three-month period ended September 30, 2008 as compared to a loss of $758,723 for the same period in 2007.

•	Operating loss declined 2% to $2,207,008 for the third quarter of 2008 as compared to an operating loss of $2,245,411 for the third quarter of 2007.

•	Net loss of $3,138,703 increased 22% for the third quarter of 2008 as compared to a net loss of $2,565,425 for the third quarter of 2007.

•	Basic and diluted loss increased 8% to $0.36 per share for the third quarter of 2008 as compared to a loss of $0.33 per share for the third quarter of 2007.
Business Update
•	The acquisition of Applied Energy Management (AEM) as of June 1, 2008 significantly increased the size, scale and scope of Lime Energy.

•	As of September 30, 2008, we had 338 full-time employees and 40 part-time employees, of which 50 were management and corporate staff, 15 were engineers, 57 were engaged in sales and marketing and 256 were engaged in project management, product installation, client support and field service.

•	A recent sample of business on a pro forma basis showed the diversification of customer type as:
o	45% ESCO work

o	27% commercial and industrial multiple site customers; and

o	28% commercial and industrial individual site customers.
•	The sample also showed the diversification of services on a pro forma basis as:
o	2% audit and commissioning,

o	45% lighting,

o	30% multi-measure projects (at least two technologies at a site),

o	12% mechanical,

o	6% water efficiency,

o	2% renewable energy development, and

o	3% miscellaneous.
Business Highlights
•	Expanded the size and scope of our business with several of the largest property management companies in the country including CBRE, Jones Lang LaSalle and Hines.

•	Signed and began work on new business for multi-site customers with large facilities including Associated Foods, Jetro, Sara Lee and Owens Brockway.

•	Awarded a contract to provide energy efficiency services for the New York Power Authority (NYPA).

•	Signed over $8 million in energy efficient lighting upgrades with several of the now largest banks in the country.

•	Performed engineering and energy efficient lighting surveys in over 100 bank branches per week and implemented lighting upgrades in over 50 branches per week throughout the west coast.

•	Implemented LED technology in lighting retrofit project for Harrah’s Rincon Resort and Casino.
Financial Outlook
The company is increasing its revenue guidance for the second half 2008 to between $45 million and $50 million from between $40 million and $45 million. Given third quarter results, the fourth quarter revenue estimate is therefore in a range of $27 million and $32 million. At this level of revenue the Company expects to generate positive adjusted EBITDA during the quarter.
“Although we are very cognizant of the current difficult economic environment, we are comfortable increasing our revenue estimate at this time,” stated Dan Parke, President of Lime Energy. “To date, we have not yet seen a slow down in our business with commercial or industrial customers and continue to bid, propose, develop and close new projects.  Our contracts with banks highlight the priority even companies in crisis put on energy saving projects to reduce their operating costs, capture high ROIs and improve their facilities.  Our business with energy service companies serving government entities like the US Post Office, schools, universities, public housing, military bases and correctional facilities is strong and may get even stronger next year given the stated plans by the new administration. As a service company however, we are able to quickly and strategically reduce SG&A in the event of any slowing of our business,” concluded Mr. Parke.

LIME ENERGY CO.
Condensed Consolidated Statement of Operations
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2008	2007	2008	2007
Revenue	$18,332,079	$5,461,090	$28,173,327	$12,092,330

Cost of sales	13,803,648	4,026,655	22,586,492	9,127,859

Gross profit	4,528,431	1,434,435	5,586,835	2,964,471

Selling, general and administrative	6,002,082	2,965,965	14,311,751	8,869,749
Amortization of intangibles	733,357	713,881	1,377,016	1,652,710

Operating loss	(2,207,008)	(2,245,411)	(10,101,932)	(7,557,988)

Interest (expense) income, net	(931,695)	(320,014)	(1,800,733)	(361,928)

Net Loss	(3,138,703)	(2,565,425)	(11,902,665)	(7,919,916)

Basic and Diluted Loss Per Common Share	$(0.36)	$(0.33)	$(1.46)	$(1.05)

Weighted Average Common Shares Outstanding	8,683,978	7,673,710	8,124,997	7,508,926
Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure
We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, we believe that certain non-GAAP financial measures that we use to manage the company’s business fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) by the Securities and Exchange Commission. We have included these non-GAAP measures in the press release because we believe they may provide readers with additional meaningful comparisons to prior reported results.
A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure is as follows:

	Three Months Ended September 30		Nine Months Ended September 30
	2008	2007	2008	2007
Net loss	$(3,138,703)	$(2,565,425)	$(11,902,665)	$(7,919,916)

Depreciation and amortization	871,295	763,383	1,686,768	1,771,012

Interest expense (income), net	931,695	320,014	1,800,733	361,928

Provision for income taxes	—	—	—	—

EBITDA	(1,335,713)	(1,482,028)	(8,415,164)	(5,786,976)

Share based compensation	917,400	723,305	2,862,320	2,211,421

Adjusted EBITDA	$(418,313)	$(758,723)	$(5,552,844)	$(3,575,555)

About Lime Energy Co.
Lime Energy is a leading provider of energy efficiency solutions that enable our clients to reduce their energy-related expenditures and the impact of their energy use on the environment. Our clients include commercial and industrial businesses, property owners and managers and energy service companies serving government and educational institutions. Our core Energy Efficiency Services business provides energy engineering and consulting services as well as the development and implementation of energy efficiency lighting upgrade services, mechanical and electrical conservation services, water conservation services and renewable energy solutions. Through our Energy Technology business, we also offer a proprietary line of intelligent controllers that provide continuous management of HVAC and lighting equipment using wireless communication technology in order to reduce energy usage and improve system reliability. The company’s stock is traded on NASDAQ under the symbol LIME. Additional information is available at the company’s website at www.lime-energy.com or by calling 847-437-1666.
Conference Call Information
The company will hold a conference call with investors on Tuesday, November 18th at 4:30 pm ET to discuss these results.
Investors can access the November 18th call by dialing toll free 800-299-7928 and using passcode 55046723. International callers can dial 617-614-3926 and use the same passcode.
The call will be available for replay until February 9, 2009 by dialing toll free 888-286-8010 or 617-801-6888. The replay will require use of passcode 66072854.
The call can also be accessed through Lime Energy’s Investor Relations section of its website at http://www.lime-energy.com. This call is being webcast by Thomson/CCBN and is being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at http://www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (http://www.streetevents.com).
Lime Energy Investor Relations
Glen Akselrod, Bristol Capital Ltd.
Telephone 905-326-1888
E-mail glen@bristolir.com
FORWARD-LOOKING STATEMENTS
This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2008 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks are referenced in Lime Energy’s current Annual Report on Form 10-K or as may be described from time to Lime in Lime Energy’s subsequent SEC filings; and such factors as incorporated by reference.

Additional Information
A full analysis of the three-month and nine-month period results are available in the Company’s Form 10-Q for the period ended September 30, 2008, which is available on the Company’s website at www.lime-energy.com or on EDGAR.